EXECUTION COPY

TRANSFER AND SERVICING AGREEMENT

Dated as of September 26, 2008

____________________________________________________________________

AUTO LOAN TRUST

____________________________________________________________________

among

CALT SPE, LLC,

as Transferor,

CONSUMER PORTFOLIO SERVICES, INC.,

as Servicer,

AUTO LOAN TRUST,
as Issuer

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Indenture Trustee and Custodian

and

CIGPF I CORP.,

as Investor Representative

TRANSFER AND SERVICING AGREEMENT, dated as of September 26, 2008, among CALT SPE, LLC, a Delaware limited liability company, as Transferor, CONSUMER PORTFOLIO SERVICES, INC., a California corporation, as Servicer, AUTO LOAN TRUST, a Delaware statutory trust, as Issuer, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Indenture Trustee and Custodian, and CIGPF I CORP., as Investor Representative.

In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties, the Noteholders and any Series Enhancer to the extent provided herein, in the Indenture and in any Indenture Supplement:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions.  Whenever used in this Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

“Adverse Effect” shall mean, with respect to any action, that such action will (a) result in the occurrence of a Default or an Event of Default or (b) materially and adversely affect the amount or timing of distributions to be made to the Noteholders or any Series Enhancer of any Series or Class pursuant to this Agreement, the Indenture or the related Indenture Supplement.

“Affiliate” of any specified Person means any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” or “controlled” have meanings correlative to the foregoing.

“Agreement” shall mean this Transfer and Servicing Agreement (including the Servicing Annex), as the same may be amended, supplemented or otherwise modified from time to time.

“Allocation Amount” shall mean, with respect to any Series and for any date, an amount equal to amount of Collections allocated to such Series pursuant to Section 4.01(b) of the related Indenture Supplement.

“Backup Servicer” shall mean Systems & Services Technologies, Inc. or such other backup servicer designated by the Investor Representative, at its sole option, after the Closing Date in a notice to the Servicer and the Indenture Trustee.

“Business Day” means any day other than (a) a Saturday or Sunday or (b) any other day on which banking institutions in New York, New York, Irvine, California, Wilmington, Delaware, Minneapolis, Minnesota, or any other city in which the principal executive offices of the Servicer, the Issuer, the Transferor or the Indenture Trustee, as the case may be, are located, are authorized or obligated by law, executive order or governmental decree to be closed or on which the fixed income markets in New York, New York are closed or (c) for purposes of any particular Series, any other day specified in the applicable Indenture Supplement.

“CALT SPE” shall mean CALT SPE, LLC, a Delaware limited liability company, and its successors and permitted assigns.

“CIGPF” shall mean CIGPF I Corp., a New York corporation, and its successors and permitted assigns.

“Collection Period” shall mean, with respect to each Distribution Date, unless otherwise provided in an Indenture Supplement, the preceding calendar month; provided, however, that the initial Collection Period with respect to any Series will commence on the Cut-Off Date with respect to such Series.

“Collection Policy” shall mean the collection policy of the Servicer, which are the practices and procedures employed in the servicing of Contracts as of the Closing Date, as described in  Schedule 2.

“Collections” shall mean all amounts collected on or in respect of the Contracts after the applicable Cut-Off Date, including Scheduled Payments (whether received in whole or in part, whether related to a current, future or prior due date, whether paid voluntarily by an Obligor or received in connection with the realization of the amounts due and to become due under any defaulted Contract or upon the sale of any property acquired in respect thereof), all partial prepayments, all full prepayments, recoveries, or any other form of payment.

“Commission” shall mean the Securities and Exchange Commission and any successor Governmental Authority.

“Contract” means each motor vehicle loan contract of a Financed Vehicle that appears on the Contract Schedule, including all Supporting Obligations with respect to such Contract.

“Contract Schedule” shall mean a complete schedule of all Contracts that is attached to this Agreement and marked as Schedule 1.  The Contract Schedule may take the form of a computer file, a microfiche list, or another tangible medium that is commercially reasonable.  The Contract Schedule must identify each Contract by account number and by the balance of the contract as of the Cut-Off Date, and shall set forth such other information with respect to each such Contract as the Investor Representative has requested prior to the Closing Date.

“Corporate Trust Office” shall have the meaning (a) when used in respect of the Owner Trustee, specified in the Trust Agreement and (b) when used in respect of the Indenture Trustee, specified in the Indenture.

“Covered Contract” shall have the meaning specified in Section 2.06.

“CPS” shall mean Consumer Portfolio Services, Inc., a California corporation, and its successors and permitted assigns.

“Custodian” shall mean Wells Fargo Bank, National Association, in its capacity as custodian of the Custodial files hereunder, its successors in interest and any successor custodian under this Agreement.

“Custodial File” means, with respect to a Contract, a file containing the following documents or instruments with respect to such Contract:  (i) the fully executed original of the Contract, and (ii) the original Certificate of Title in the name of the Obligor with a notation on such Certificate of Title evidencing Seller’s security interest therein or such documents that the Seller shall keep on file, in accordance with its customary procedures, evidencing the security interest of the Seller in the Financed Vehicle or, if not yet received, a copy of the application therefor showing the Seller as secured party, or a dealer guarantee of title.

“Cut-Off Date” means the close of business on August 31, 2008.

“Debtor Relief Laws” shall mean (i) the United States Bankruptcy Code and (ii) all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, suspension of payments, adjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect affecting the rights of creditors generally.

“Determination Date” shall mean the third Business Day preceding each Distribution Date.

“Distribution Date” shall mean, with respect to any Series, the date specified in the applicable Indenture Supplement.

“Eligible Contract” shall mean a Contract for which each representation and warranty set forth in Section 3.04 of the Purchase Agreement is true and correct.

“Encumbrance” shall mean any security interest, mortgage, claim, charge (fixed or floating), deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment permitted by Section 2.04(b) of the Trust Agreement or Section  5.02 of, and the lien created by, this Agreement shall not be deemed to constitute an Encumbrance; provided further, however, that each of (1) the lien created in favor of CALT SPE under the Purchase Agreement and (2) the lien created in favor of the Indenture Trustee under the Indenture shall not be deemed to constitute an Encumbrance.

“Financed Vehicle” means a new or used automobile, together with any and all non-severable appliances, parts, instruments, accessories, furnishings, other equipment, accessions, additions, improvements, substitutions and replacements from time to time in or to such vehicle, that has or had been pledged by the related Obligor as collateral security for such Contract.

“Grantor Trust”:  The trust formed pursuant to the Grantor Trust Agreement between the Transferor and Wells Fargo Bank, National Association, as trustee, the ownership of which is represented by the related Grantor Trust Certificates.

“Grantor Trust Certificate”:  The trust certificate that represents an interest in the assets of the Grantor Trust.

“Grantor Trustee”:  Wells Fargo Bank, National Association, a national banking association, solely in its capacity as trustee of each Grantor Trust.

“Indenture” shall mean the Master Indenture, dated as of September 26, 2008, among the Issuer, the Indenture Trustee and the Servicer, as the same may be amended, supplemented or otherwise modified from time to time.

“Indenture Supplement” shall mean, with respect to any Series, the related Indenture Supplement.

“Indenture Trustee” shall mean Wells Fargo Bank, National Association, in its capacity as indenture trustee under the Indenture, its successors in interest and any successor indenture trustee under the Indenture.

“Independent Director” shall have the meaning specified in Section 2.07(g)(vii).

“Investor Representative” shall mean, initially, CIGPF I Corp. and, thereafter, any successor Investor Representative identified to the Servicer, the Owner Trustee and the Indenture Trustee by the existing Investor Representative.

“Issuer” shall mean Auto Loan Trust, a Delaware statutory trust, and its successors and permitted assigns.

“LLC Agreement” means the limited liability agreement of CALT SPE, LLC, dated September 26, 2008, as the same may be amended, supplemented or otherwise modified from time to time.

“Lockbox” means a post office box or other similar arrangement to which the Obligors have been instructed to remit Scheduled Payments, which shall initially be located at P.O. Box 98742, Phoenix, Arizona 85038-0742.

“Monthly Servicing Fee” shall have the meaning specified in Section 3.02.

“Obligor” means the purchaser or the co-purchasers of the Financed Vehicle or any other Person who owes payments under a Contract.

“Opinion of Counsel” shall mean a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and who shall be reasonably acceptable to the Person to whom the opinion is to be provided; provided, however, that any Tax Opinion or other opinion relating to federal income tax matters shall be an opinion of nationally recognized tax counsel.

“Owner Trustee” shall mean Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

“Person” shall mean an individual, corporation, partnership, limited liability company, association, trust, government or political subdivision or agency thereof, or other legal entity.

“Purchase Agreement” shall mean the Motor Vehicle Contracts Purchase and Sale Agreement by and between CPS and CALT SPE, LLC, dated as of September 26, 2008, as it may be further amended, amended and restated, supplemented, or otherwise modified from time to time.

“Repurchase Price” shall have the meaning specified in the Purchase Agreement.

“Requirements of Law” shall mean, for any Person, (a) any certificate of incorporation, certificate of formation, articles of association, bylaws, limited liability company agreement, or other organizational or governing documents of that Person and (b) any law, treaty, statute, regulation, or rule, or any determination by a Governmental Authority or arbitrator, that is applicable to or binding on that Person or to which that Person is subject.  This term includes, without limitation, usury laws, the Exchange Act, the Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System.

“Series Allocation Percentage” shall have, for any Series, the meaning specified in the related Indenture Supplement.

“Servicing Annex shall mean the servicing terms and conditions set forth on Annex A attached hereto.

“Servicing Fee” shall have the meaning specified in Section 3.02.

“Servicing Fee Rate” shall mean, with respect to any Series, the servicing fee rate specified in the related Indenture Supplement.

“Servicing Officer” shall mean any officer of the Servicer or an attorney in fact of the Servicer who in either case is involved in, or responsible for, the administration and servicing of the Contracts and whose name appears on an Officer’s Certificate of the Servicer delivered to the Issuer pursuant to Section 2.01(k) of the Servicing Annex.

“Sold Assets” shall have the meaning specified in the Purchase Agreement.

“Servicer” shall mean (i) initially, CPS, in its capacity as Servicer pursuant to this Agreement, and (ii) after any Transfer Date (as defined in the Servicing Annex), the Successor Servicer.

“Successor Servicer” shall mean the successor servicer appointed by the Investor Representative in accordance with Article VI of the Servicing Annex.

“Supporting Obligation” has the meaning given to such term in Section 9-102(a)(77) of the UCC.

“Transaction Documents” shall mean this Agreement, the Grantor Trust Agreement, the Indenture, each Indenture Supplement, the Purchase Agreement, the Pricing Letter, each Note Purchase Agreement, the Administration Agreement, the LLC Agreement and the Trust Agreement.

“Transferor” shall mean CALT SPE or its successors or permitted assigns under this Agreement.

“Transferred Assets” shall have the meaning specified in Section 2.01(a).

“Trust Agreement” shall mean the Amended and Restated Trust Agreement relating to the Issuer, dated as of September 26, 2008, between CALT SPE and the Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“UCC” shall mean the Uniform Commercial Code as in effect in the respective jurisdiction.

Section 1.02. Other Definitional Provisions.

(a)           All terms used herein and not otherwise defined herein shall have meanings ascribed to them in the Trust Agreement, the Indenture and, for any Series, the related Indenture Supplement, as applicable.

(b)           All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)           As used in this Agreement and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable and as in effect on the date of this Agreement.  To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles in the United States, the definitions contained in this Agreement or in any such certificate or other document shall control.

(d)           Except as otherwise expressly provided herein, the agreements, representations and warranties of CALT SPE in this Agreement in its capacity as Transferor shall be deemed to be the agreements, representations and warranties of CALT SPE solely in such capacity for so long as CALT SPE acts in such capacity under this Agreement.

(e)           Any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series and if no rating agency is then rating such outstanding Series, shall mean the Investor Representative.
(f)           Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

(g)           The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision or subdivision of this Agreement; references to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(h)           Terms used herein that are defined in the New York UCC and not otherwise defined shall have the meanings set forth in the New York UCC unless the context requires otherwise.

[END OF ARTICLE I]

ARTICLE II

CONVEYANCE OF TRANSFEROR’S INTEREST IN CONTRACTS

Section 2.01. Conveyance of Grantor Trust Certificate.  (a)  For good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Transferor does hereby transfer, assign, set-over and otherwise convey to the Issuer, without recourse except as provided herein, all its right, title and interest in, to and under, whether now owned or hereafter acquired, (i) the Sold Assets (as evidenced by the Grantor Trust Certificate), (ii) all rights to payment and amounts due or to become due with respect to the foregoing, (iii)  the right to receive all Collections as distributions on the Grantor Trust Certificate, (iv) all rights of the Transferor against the Seller under the Purchase Agreement and (v) all proceeds thereof (such property, collectively, the “Transferred Assets”).  The foregoing does not constitute and is not intended to result in the creation or assumption by the Issuer, the Owner Trustee (as such or in its individual capacity), the Indenture Trustee, any Noteholder, or any Series Enhancer of any obligation of the Transferor, the Servicer or any other Person in connection with the Contracts or under any agreement or instrument relating thereto, including any obligations to Obligors.  The Obligors shall not be notified of the transfer, assignment, set-over and conveyance of the Contracts to the Issuer.

(b) In consideration for the conveyance and transfer of the Transferred Assets hereunder, the Issuer hereby agrees to pay to the Transferor fair value for such Transferred Assets to be paid first, from the net proceeds received from the issuance of each Series and second, by Transferor making and the Issuer accepting a contribution to the Issuer’s capital in an amount equal to the unpaid portion of such amount, if any; provided, however, to the extent that CPS has not been paid any amounts owed to it pursuant to Article II of the Purchase Agreement, the Transferor hereby directs the Issuer to pay such proceeds directly to CPS in an amount equal to such unpaid amounts.  The transfer and conveyance of Transferred Assets by the Transferor to the Issuer hereunder shall be effective immediately upon the purchase of such Transferred Assets by the Transferor from CPS pursuant to the Purchase Agreement, without any further action by the Transferor or Issuer hereunder.

(c) The Transferor agrees to authorize, record, and file, at its own expense, (and hereby does authorize the filing of) financing statements (and amendments to financing statements when applicable) with respect to the Contracts and the other Transferred Assets meeting the Requirements of Law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the transfer and assignment of the Transferred Assets to the Issuer, and to deliver a file stamped copy of each such financing statement or other evidence of such filing (which can include telephonic confirmation) to the Issuer on or prior to the Closing Date, and, in the case of amendments to financing statements, as soon as practicable after receipt thereof by the Transferor.  The Owner Trustee shall be under no obligation whatsoever to file such financing statements or amendments to financing statements or to make any other filing under the UCC in connection with such transfer and assignment.

(d) The Transferor further agrees, at its own expense, on or prior to the Closing Date to indicate in its books and records (including the appropriate computer files) that the Transferred Assets have been conveyed to the Issuer pursuant to this Agreement and to deliver to the Issuer a Contract Schedule specifying for each Contract as of the Cut-Off Date its account number and the aggregate principal amount outstanding of such Contract.  Once the books and records (including the appropriate computer files) referenced in this paragraph have been indicated with respect to any Contract, the Transferor further agrees not to alter such indication during the remaining term of this Agreement, unless and until the Transferor shall have delivered to the Issuer and the Indenture Trustee at least thirty (30) days’ prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of the Issuer in the Transferred Assets to continue to be perfected and of first priority, and has delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel to such effect.

(e) In the event that it is determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, this Agreement shall constitute a security agreement under applicable law.  The Transferor hereby grants to the Issuer a first priority perfected security interest in all of the Transferor’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Transferred Assets, and all proceeds thereof, to secure its obligations hereunder.

Section 2.02. Acceptance by Issuer.

(a)           The Issuer hereby acknowledges its acceptance of all right, title and interest to the Transferred Assets conveyed to the Issuer pursuant to Section 2.01.  The Issuer further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Transferor delivered to it a Contract Schedule relating to the Contracts described in paragraph (d) of Section 2.01.

(b)           The Issuer hereby agrees not to disclose to any Person any of the account numbers or other personally identifiable information contained in any Contract Schedule delivered to the Issuer, from time to time, except (i) to a servicer or as required by a Requirement of Law applicable to the Owner Trustee or the Issuer, (ii) in connection with the performance of the Issuer’s duties hereunder, (iii) to the Indenture Trustee in connection with its duties in enforcing the rights of Noteholders and Series Enhancers, (iv) to the Noteholders or (v) to bona fide creditors or potential creditors of CPS, the Transferor or the Issuer for the limited purpose of enabling any such creditor to identify applicable Contracts subject to this Agreement, the Purchase Agreement or the Indenture.  The Issuer agrees to take such measures as shall be reasonably requested by the Transferor to protect and maintain the security and confidentiality of such information and, in connection therewith, shall allow the Transferor or its duly authorized representatives to inspect the Owner Trustee’s security and confidentiality arrangements as they specifically relate to the administration of the Issuer from time to time during normal business hours upon prior written notice.

(c)           The Owner Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Issuer other than as contemplated in the Transaction Documents.

Section 2.03. [Reserved].

Representations and Warranties of the Transferor Relating to the Transferor.  The Transferor hereby represents and warrants to the Issuer (and agrees that the Owner Trustee and the Indenture Trustee may conclusively rely on each such representation and warranty in accepting the Transferred Assets and in accepting the Trust Estate and authenticating the Notes, as the case may be), as of the Closing Date that:

(a)           Organization and Good Standing.  The Transferor is a limited liability company validly existing under the laws of the jurisdiction of its organization and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement, the Trust Agreement and the Purchase Agreement.

(b)           Due Qualification.  The Transferor is duly qualified to do business and is in good standing as a foreign corporation and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have an Adverse Effect.

(c)           Due Authorization.  The execution and delivery of this Agreement and any Transaction Document to which it is a party by the Transferor and the consummation by the Transferor of the transactions provided for in this Agreement, the Trust Agreement and the Purchase Agreement been duly authorized by the Transferor by all necessary action on the part of the Transferor.

(d)           No Conflict.  The execution and delivery by the Transferor of this Agreement, the Trust Agreement and the Purchase Agreement, and the performance by the Transferor of the transactions contemplated by this Agreement, the Trust Agreement and the Purchase Agreement and the fulfillment by the Transferor of the terms hereof and thereof applicable to the Transferor, will not conflict with or violate the organizational documents of the Transferor or any Requirements of Law applicable to the Transferor or conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or its properties are bound.

(e)           No Proceedings.  There are no Proceedings or investigations pending or, to the best knowledge of the Transferor, threatened, against the Transferor before any Governmental Authority (i) asserting the invalidity of this Agreement, the Trust Agreement or the Purchase Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the Trust Agreement or the Purchase Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement, the Trust Agreement or the Purchase Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, the Trust Agreement or the Purchase Agreement, or (v) seeking to affect adversely the income or franchise tax attributes of the Issuer under the United States Federal or any state income or franchise tax systems.

(f)           All Consents.  All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the execution and delivery by the Transferor of this Agreement, the Trust Agreement and the Purchase Agreement and the performance of the transactions contemplated by this Agreement, the Trust Agreement and the Purchase Agreement to which it is a party by the Transferor have been duly obtained, effected or given and are in full force and effect.
Section 2.04. Representations and Warranties of the Transferor Relating to this Agreement and the Contracts.

(a)           Representations and Warranties.  The Transferor hereby represents and warrants to the Issuer and the Servicer as of the Closing Date that:

(i)           this Agreement, the Trust Agreement, the Grantor Trust Agreement and the Purchase Agreement each constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or general principles of equity (whether considered in a proceeding at law or in equity);

(ii)           the Contract Schedule provided to the Issuer by the Transferor, as supplemented to the Closing Date, is an accurate and complete listing in all material respects of all the Contracts which were transferred by the Transferor as of the Closing Date, and the information contained therein with respect to the identity of such Contracts existing thereunder is true and correct in all material respects as of the Cut-Off Date;

(iii)           this Agreement constitutes a valid sale, transfer, assignment and conveyance to the Issuer of all right, title and interest of the Transferor in the Contracts conveyed to the Issuer by the Transferor and the proceeds thereof or, if this Agreement does not constitute a sale of such property, it constitutes a grant of a first priority perfected security interest in such property to the Issuer, which, is enforceable upon execution and delivery of this Agreement.  Upon the filing of the financing statements, the Issuer shall have a first priority perfected security or ownership interest in such property and proceeds;

(iv)           as of the Cut-Off Date, each Contract was an Eligible Contract;

(vii)           the Contracts constitute “tangible chattel paper” within the meaning of the applicable UCC;

(viii)                      each of the representations and warranties of the Seller set forth in Section 3.03 of the Purchase Agreement is true and correct as of the date hereof;

(ix)           the Transferor has caused or will have caused, within ten days of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Contracts granted to the Issuer hereunder; and

(x)           other than (A) the security interest granted to the Issuer pursuant to this Agreement and (B) any security interests that have been released prior to such grant and for which all UCC-3 termination statements have been validly and effectively filed, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Contracts described in Section 2.01.  The Transferor has not authorized the filing of and is not aware of any financing statements against the Transferor that include a description of collateral covering such Contracts other than any financing statement (i) relating to the security interest granted to the Issuer hereunder, or (ii) that has been terminated.
(b)           Notice of Breach.  The representations and warranties set forth in Section 2.04 and this Section 2.05 shall survive the transfers and assignments of the Contracts to the Issuer, the grant of a security interest in the Contracts to the Indenture Trustee pursuant to the Indenture, and the issuance of the Notes.  Upon discovery by the Transferor, the Servicer or the Owner Trustee of a breach of any of the representations and warranties set forth in Section 2.04 or this Section 2.05, the party discovering such breach shall give notice to the other parties and to the Indenture Trustee within three (3) Business Days following such discovery; provided that the failure to give notice within three (3) Business Days does not preclude subsequent notice.

Section 2.05. Reassignment of Ineligible Contracts. In the event any Contract is (a) determined to be a Contract that was not an Eligible Contract as of the Cut-Off Date or (b) determined to be a Contract for which any representation or warranty under Section 2.05 is not true and correct on the date of transfer of the related Contract arising therein in any material respect as a result of any action or failure to act by the Transferor to the extent such failure to be so true and correct results in such Contract not being an Eligible Contract (in each case, a “Covered Contract”), then after a Responsible Officer of the Indenture Trustee receives written notice by the Servicer or the Investor Representative, the Indenture Trustee by notice then given to the Transferor and the Servicer, shall direct the Transferor to accept a reassignment of such Contract and the Transferor shall be obligated to accept such reassignment.  Upon reassignment of any such Contract pursuant to the Purchase Agreement, if applicable, and payment to the Issuer of the Repurchase Price, the Issuer shall automatically and without further action transfer, assign, set over and otherwise convey to the party repurchasing such Contract, without recourse, representation or warranty, all the right, title and interest of the Issuer in and to such Contract, all monies and amounts due or to become due, and all proceeds thereof and such reassigned Contract shall be treated by the Issuer as collected in full as of the date on which it was transferred.  The Issuer shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested and provided by the party repurchasing such Contract to effect the conveyance of such Contract.  Notwithstanding anything herein contained to the contrary, with respect to any such Contract, the Issuer shall only be entitled to the amount, if any, payable under the Purchase Agreement with respect to any breach of a representation, warranty, covenant or agreement thereunder.

Section 2.06. Reassignment of Trust Portfolio.  In the event any representation or warranty of the Transferor set forth in Section 2.04 or Section 2.05(a)(i) or (iii) is not true and correct in any material respect, of which written notice has been given to the Indenture Trustee by the Servicer or the Investor Representative, on the Contracts conveyed to the Issuer by the Transferor or the availability of the proceeds thereof to the Issuer, then the Indenture Trustee, by notice then given to the Transferor and the Servicer, shall direct the Transferor to accept a reassignment of the Contracts conveyed to the Issuer by the Transferor if such breach is not cured within thirty (30) days of such notice (or within such longer period, as specified by the Transferor, not in excess of one hundred twenty (120) days), and upon those conditions the Transferor shall be obligated to accept such reassignment on the terms set forth below; provided, however, that such Contracts will not be reassigned to the Transferor if, on any day prior to the end of such thirty-day or longer period (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate describing the nature of such breach and the manner such breach has been cured.

The Transferor shall pay to the Issuer for deposit in the Collection Account in immediately available funds not later than 11:00 a.m., New York City time, on the first (1st) Business Day after the day on which such reassignment obligation arises, in payment for such reassignment, an amount equal to the Repurchase Price.  If the Indenture Trustee gives notice directing the Transferor to accept a reassignment of the Contracts as provided above, the obligation of the Transferor to accept such reassignment pursuant to this Section 2.07 and to make the payment required to be made to the Issuer for deposit in the Collection Account as provided in this paragraph shall constitute the sole remedy respecting an event of the type specified in the first sentence of this Section 2.07 available to the Issuer, the Noteholders, or any Series Enhancer.  Upon reassignment of the Contracts on such date, the Issuer shall automatically and without further action transfer, assign, set-over and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Issuer in and to the applicable Contracts, all monies and amounts due or to become due with respect thereto, all related Transferred Assets and all proceeds thereof.  The Issuer shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Transferor to effect the conveyance of such property pursuant to this Section, but only upon receipt of an Officer’s Certificate from the Transferor that states that all conditions set forth in this Section have been satisfied.

Section 2.07. Covenants of the Transferor.  The Transferor hereby covenants to the Issuer and the Servicer that:

(a)           Security Interests.  Except as contemplated by the Transaction Documents, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Encumbrance arising through or under the Transferor on, any Contract conveyed by it to the Issuer, or any interest therein, and the Transferor shall defend the right, title and interest of the Issuer and the Indenture Trustee in, to and under the Contracts, against all claims of third parties claiming through or under the Transferor.

(b)           Trust Certificates.  Except for the conveyances hereunder, and except in connection with any transaction permitted by Section 2.10 of the Indenture or conveyances with respect to which the Rating Agency Condition shall have been satisfied, the Transferor agrees not to transfer, sell, assign, exchange, participate or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the Transferor’s interest represented by the Trust Certificates and any such attempted transfer, assignment, exchange, conveyance, pledge, hypothecation, grant or sale shall be void.

(c)           Delivery of Collections.  In the event that the Transferor receives Collections, the Transferor agrees to pay to the Servicer all such Collections as soon as practicable after receipt thereof, but in no event later than two (2) Business Days after receipt.
(d)           Notice of Encumbrances.  The Transferor shall notify the Owner Trustee, the Indenture Trustee and each Series Enhancer promptly after becoming aware of any Encumbrance on any Contract conveyed by it to the Issuer other than the conveyances hereunder and under the Purchase Agreement and the Indenture.

(e)           Amendment of the Certificate of Formation.  The Transferor will not amend in any respect its certificate of formation or other organizational documents without providing each Rating Agency, to the extent applicable, with notice no later than the fifth (5th) Business Day prior to such amendment (unless the right to such notice is waived by each applicable Rating Agency, as applicable) and satisfying the Rating Agency Condition; provided, however, that the Rating Agency Condition need not be satisfied if the Transferor ceases to be the Transferor on or before the date that such amendment becomes effective.

(f)           Separate Existence.  The Transferor shall, except as otherwise provided herein or in another Transaction Document:

(i)           Maintain in full effect its existence, rights and franchises as a limited liability company under the laws of the state of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Trust Agreement and the Purchase Agreement and each other instrument or agreement necessary or appropriate to proper administration hereof and to permit and effectuate the transactions contemplated hereby.

(ii)           Maintain its own bank account or accounts, separate from those of any Affiliate of the Transferor, with commercial banking institutions.  The funds of the Transferor will not be diverted to any other Person or for any other use other than the corporate use of the Transferor, and, except as may be expressly permitted by this Agreement or the Purchase Agreement, the funds of the Transferor shall not be commingled with those of any Affiliate of the Transferor or any other Person.

(iii)           Ensure that, to the extent that it shares the same officers or other employees as any of its members, managers, or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(iv)           Ensure that, to the extent that it jointly contracts with any of its members, managers, or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among the entities, and each such entity shall bear its fair share of such costs.  To the extent that the Transferor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs.  All material transactions between the Transferor and any of its members, managers, or Affiliates shall be only on an arm’s-length basis and shall receive the approval of the Transferor’s managing members including at least one Independent Manager (defined below).
(v)           Maintain a principal executive and administrative office through which its business is conducted and a telephone number separate from those of its members, and Affiliates (other than Affiliates that are special purpose bankruptcy remote entities).  To the extent that the Transferor and any of its members, or Affiliates (other than Affiliates that are special purpose bankruptcy remote entities) have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs (including rent) among them, and each such entity shall bear its fair share of such expenses.

(vi)           Conduct its affairs strictly in accordance with its articles of organization and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special member meetings appropriate to authorize all action, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.  Regular member meetings shall be held at least annually.

(vii)           Ensure that it shall at all times include at least one Independent Manager (for purposes hereof, “Independent Manager” shall mean any manager of the Transferor that is not and has not at any time been (x) an officer, agent, advisor, consultant, attorney, accountant, service provider, employee or shareholder of any Affiliate of the Transferor which Affiliate is not a special purpose entity, (y) a director of any Affiliate of the Transferor other than an independent director of any Affiliate which is a special purpose entity or (z) a member of the immediate family of any of the foregoing).

(viii)                      Ensure that decisions with respect to its business and daily operations shall be independently made by the Transferor (although the officer making any particular decision may also be an officer, partner, member, manager or director of an Affiliate of the Transferor) and shall not be dictated by an Affiliate of the Transferor.

(ix)           Act solely in its own name and through its own authorized officers and agents, and no Affiliate of the Transferor shall be appointed to act as agent of the Transferor.  The Transferor shall at all times use its own stationery and business forms and describe itself as a separate legal entity.

(x)           Ensure that no Affiliate of the Transferor will guaranty debts of the Transferor.

(xi)           Other than organizational expenses, pay all expenses, indebtedness and other obligations incurred by it with its own funds.

(xii)           Not enter into any guaranty, or otherwise become liable, with respect to or hold its assets or creditworthiness out as being available for the payment of any obligation of any Affiliate of the Transferor or of any other Person nor shall the Transferor make any loans to, or incur any indebtedness in respect of, any Person.
(xiii)                      Ensure that any financial reports required of the Transferor shall comply with generally accepted accounting principles and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates.

(xiv)                      Ensure that at all times it is adequately capitalized to engage in the transactions contemplated in its organizational documents.

(g)           Amendments to Purchase Agreement.  The Transferor further covenants that it shall not enter into any amendments to the Purchase Agreement or enter into a new Purchase Agreement, without the prior written consent of the Investor Representative.

(h)           Enforcement of Purchase Agreement.  The Transferor shall take all steps, as directed by the Investor Representative, to enforce its rights (and the rights of the Issuer and the Indenture Trustee as assignees of the Transferor) against the Seller with respect to any matter arising under the Purchase Agreement.

(i)           Taxes.  The Transferor shall pay out of its own funds, without reimbursement, the costs and expenses relating to any stamp, documentary, excise, property (whether on real, personal or intangible property) or any similar tax levied on the Issuer or the Issuer’s assets that are not expressly stated in this Agreement to be payable by the Issuer (other than federal, state, local and foreign income and franchise taxes, if any, or any interest or penalties with respect thereto, assessed on the Issuer).

Section 2.08. Covenants of the Transferor with Respect to the Purchase Agreement.  The Transferor, in its capacity as purchaser of Contracts pursuant to the Purchase Agreement, hereby covenants that it will at all times enforce the covenants and agreements of the Seller in the Purchase Agreement.

Section 2.09. Certain Matters Regarding the Grantor Trust.  For all purposes hereunder, unless otherwise expressly provided herein or in the Grantor Trust Agreement or other document governing the Transferor's indirect ownership interest, unless the context otherwise requires, a Contract that is owned indirectly by the Transferor, through its ownership of the Grantor Trust Certificate (an “Underlying Asset”), will be treated as if such Underlying Asset were owned directly by the Transferor.  Without limiting the generality of the foregoing, an Underlying Asset will be included as a Contract under this Agreement having the payment and other characteristics of the Underlying Asset (and the Grantor Trust Certificate or similar interest shall be disregarded for this purpose), payments received by the Transferor in connection with its ownership of a Grantor Trust Certificate or similar instrument shall be characterized and applied as if such payment were received directly by the Transferor in respect of the applicable Underlying Asset, the definitions or otherwise and the procedure and method of purchase or sale shall be applied to the Underlying Asset as if it were owned directly by the Transferor and the resulting distributions with respect to the Grantor Trust Certificate or similar instrument shall be characterized and applied as if such Underlying Asset had been purchased directly by the

Transferor.  In furtherance of the foregoing, the Grantor Trust Agreement and any other agreement through which the Transferor will own an Underlying Asset shall permit the holder of the Grantor Trust Certificates or similar instruments to exercise the rights (directly or indirectly through the Grantor Trustee) necessary to effectuate the provisions of this Agreement relating to the purchase, sale and maintenance of Contracts, and the Transferor, the Owner Trustee and the Indenture Trustee are authorized to take all reasonable actions necessary to accomplish the foregoing.

           Amounts due to the Grantor Trustee pursuant to the indemnification provisions of the Grantor Trust Agreement in respect of any Grantor Trust Certificate owned by the Transferor shall be payable as Program Indemnification in accordance with each Indenture Supplement.

[END OF ARTICLE II]

ARTICLE III

ADMINISTRATION AND SERVICING

OF RECEIVABLES

Section 3.01. Acceptance of Appointment and Other Matters Relating to the Servicer.

(a)           The Issuer, as holder of the Grantor Trust Certificates, and thus as beneficial owner of the Contracts, hereby appoints CPS, an independent contractor in the business of servicing motor vehicle retail installment sale contracts, as the initial Servicer under this Agreement (including the Servicing Annex) and CPS hereby agrees to such appointment.

(b)           The Servicer shall service and administer the Contracts in accordance with this Agreement (including the Servicing Annex).  The Issuer, the Owner Trustee and the Indenture Trustee upon reasonable written request therefor shall furnish the Servicer with any documents in their possession necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

(c)           The Servicer shall pay out of its own funds, without reimbursement (except as provided in Section 3.02 herein or Section 4.10 of the Servicing Annex), all expenses incurred in connection with the servicing activities hereunder including expenses related to enforcement of the Contracts.

Section 3.02. Servicing Compensation.  As full compensation for its servicing activities hereunder and as reimbursement for any expense incurred by it in connection therewith, prior to the termination of the Servicer in accordance herewith, the Servicer shall be entitled to receive a servicing fee (the “Servicing Fee”) with respect to each Collection Period, payable monthly on the related Distribution Date, in an amount equal to one-twelfth of the product of (a) the weighted average of the Servicing Fee Rates with respect to each outstanding Series (based upon the Servicing Fee Rate for each Series and the Allocation Amount (or such other amount as specified in the related Indenture Supplement) of such Series, in each case as of the last day of the prior Collection Period) and (b) the amount of the sum of the Contracts on each day of the related Collection Period divided by the number of days in such Collection Period.  The share of the Servicing Fee allocable to a particular Series with respect to any Collection Period (the “Monthly Servicing Fee”) will be determined in accordance with the relevant Indenture Supplement.  The portion of the Servicing Fee with respect to any Collection Period not paid pursuant to any particular Series shall be paid by the holders of the Trust Certificates on the related Distribution Date.  In no event shall the Issuer, the Owner Trustee (as such or in its individual capacity), the Indenture Trustee, the Noteholders of any Series or any Series Enhancer be liable for the share of the Servicing Fee that is not allocable to any particular Series.  Other than the Servicing Fee, the Incentive Fee and the Ancillary Fees, the Servicer shall not be entitled to any additional fees, reimbursement (including reimbursement for any out-of-pocket expenses incurred in the performance of its duties) or other compensation in connection with the servicing and administration of the Contracts.

Representations, Warranties and Covenants of the Servicer.  CPS, as Servicer, makes the representations, warranties and covenants set forth in Section 2.01 of the Servicing Annex, on which the Issuer shall be deemed to rely in accepting its interest in the Transferred Assets and the Indenture Trustee shall be deemed to have relied in accepting the grant of a security interest in the Transferred Assets and in entering into the Indenture.

Section 3.03. Adjustments.

(a)           If the Servicer adjusts downward the Principal Balance of any Contract because of a Cramdown Loss, rebate, refund, or billing error to an Obligor, or if the Servicer otherwise adjusts downward the Principal Balance of any Contract without receiving Collections therefor or by charging off such amount as uncollectible, then, in any such case, the Principal Balance of the Contracts used to calculate any amount required herein or in the Indenture or any Indenture Supplement to be calculated by reference to the Principal Balance of the Contracts, will be reduced by the amount of the adjustment.  Similarly, the Principal Balance of the Contracts used to calculate any amount required herein or in the Indenture or any Indenture Supplement to be calculated by reference to the Principal Balance of the Contracts will be reduced by the principal amount of any Contract which was discovered as having been created through fraud or with respect to which the covenant contained in Section 2.08(b) was breached.  Any adjustment required pursuant to either of the two preceding sentences shall be made on or prior to the end of the Collection Period in which such adjustment obligation arises.

(b)           If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Contract and such Collection was received by the Servicer in the form of a check or other payment which is not honored or is reversed for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored or reversed payment or mistake.  Any Contract in respect of which a dishonored or reversed payment is received shall be deemed not to have been paid.  Notwithstanding the first two sentences of this paragraph, adjustments made pursuant to this Section 3.04 shall not require any change in any report previously delivered pursuant to the Servicing Annex.

[END OF ARTICLE III]

COLLECTIONS AND ALLOCATIONS

Section 3.04. Collections and Allocations.

(a) The Servicer shall establish and maintain a Lockbox and one or more Concentration Accounts (as defined in the Servicing Annex) and shall deposit, or cause to be deposited, all Collections therein in accordance with Section 3.05 of the Servicing Annex.

(b) Following delivery by the Servicer to the Investor Representative of the Electronic File (as defined in the Servicing Annex), which shall include a calculation of amounts to be disbursed from the Collection Account pursuant to each Indenture Supplement, the Investor Representative shall, no later than 1:00 p.m. by the close of business on the second Business Day prior to such Distribution Date, issue instructions to the Indenture Trustee to make such disbursements from the Collection Account in accordance with such Electronic File (as and if revised).  Neither the Issuer nor the Servicer shall be entitled to withdraw from the Collection Account any funds on deposit therein or credited thereto, except with the advance written consent of the Investor Representative (which may take the form of a withdrawal request or direction letter countersigned by the Investor Representative).

(c) Collections will be allocated to each Series on the basis of the applicable Series Allocation Percentage of such Series and amounts so allocated to any Series will not, except as specified in the related Indenture Supplement, be available to any other Series.  Allocations of the foregoing amounts among the Noteholders and the Series Enhancers, among the Series and among the Classes in any Series, shall be set forth in the related Indenture Supplement or Indenture Supplements.

[END OF ARTICLE IV]

ARTICLE IV

OTHER MATTERS RELATING TO THE TRANSFEROR

Section 4.01. Liability of the Transferor.  The Transferor shall be liable for all obligations, covenants, representations and warranties of the Transferor arising under or related to this Agreement.  The Transferor shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as a Transferor.

Section 4.02. Merger or Consolidation of, or Assumption of the Obligations of, the Transferor.

(a)           The Transferor shall not dissolve, liquidate, consolidate with or merge into any other corporation, limited liability company or other entity or convey, transfer or sell (other than as provided in Article II) its properties and assets substantially as an entirety to any Person unless:

(i)           the entity formed by such consolidation or into which the Transferor is merged or the Person which acquires by conveyance, transfer or sale the properties and assets of the Transferor substantially as an entirety shall be, if the Transferor is not the surviving entity, organized and existing under the laws of the United States of America or any state or the District of Columbia, and shall be a savings association, a bank, or other entity which is not eligible to be a debtor in a case under Title 11 of the United States Code or is a special purpose corporation or other special purpose entity whose powers and activities are limited to substantially the same degree as provided in the articles of organization of CALT SPE and, if the Transferor is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Owner Trustee and the Indenture Trustee, in form reasonably satisfactory to the Owner Trustee and the Indenture Trustee, the performance of every covenant and obligation of the Transferor hereunder; and

(ii)           the Transferor or the surviving entity, as the case may be, has delivered to the Owner Trustee and the Indenture Trustee (with a copy to each Rating Agency, as applicable) an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or sale and such supplemental agreement comply with this Section, that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or general principles of equity, and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(iii)           the Rating Agency Condition shall have been satisfied with respect to such consolidation, merger, conveyance or transfer.

(b)           Except as permitted by Section 2.08(c), the obligations, rights or any part thereof of the Transferor hereunder shall not be assignable nor shall any Person succeed to such obligations or rights of the Transferor hereunder except (i) for conveyances, mergers, consolidations, assumptions, sales or transfers in accordance with the provisions of the foregoing paragraph and (ii) for conveyances, mergers, consolidations, assumptions, sales or transfers to other entities (1) which the Investor Representative determines will not result in an Adverse Effect, (2) which meet the requirements of clause (iii) of the preceding paragraph and (3) for which such purchaser, transferee, pledgee or entity shall expressly assume, in an agreement supplemental hereto, executed and delivered to the Owner Trustee and the Indenture Trustee in writing in form satisfactory to the Owner Trustee and the Indenture Trustee, the performance of every covenant and obligation of the Transferor thereby conveyed.
Section 4.03. Limitations on Liability of the Transferor.  Subject to Section 5.01, none of the Transferor or any of the directors, officers, employees, incorporators, agents, members or managers of the Transferor acting in such capacities shall be under any liability to the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, any Series Enhancer or any other Person for any action taken or for refraining from the taking of any action in good faith in such capacities pursuant to this Agreement, it being expressly understood that such liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement; provided, however, that this provision shall not protect the Transferor or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and its duties hereunder.  The Transferor and any director, officer, employee, member or manager or agent of the Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Transferor) respecting any matters arising hereunder.

[END OF ARTICLE V]

ARTICLE V

CUSTODIAN

Section 5.01. Acceptance and Custody of Custodial Files.

(a) The Issuer, as holder of the Grantor Trust Certificate and thus as beneficial owner of the Contracts and the Custodial Files, revocably appoints Wells Fargo Bank, National Association, as Custodian of the Custodial Files, and Wells Fargo Bank, National Association, accepts such appointment, to act as the agent of the Issuer and as custodian of the Custodial File with respect to each Contract.  Such retention and possession by the Custodian is in a custodial capacity only.

(b) .  The Custodian acknowledges receipt of files which the Seller has represented are the Custodial Files for the Contracts.  The Custodian has reviewed such Custodial Files and has determined that it has received a file for each Contract Schedule identified in Schedule 1 to this Agreement and has determined that such Custodial Files contain the documents referred to in the definition thereof, except to the extent set forth on an exception report delivered to the Investor Representative and the Servicer on the Closing Date.  If the Custodian has found or finds that a file for a Contract has not been received, or that a file is unrelated to the Contracts identified in the Contract Schedule or that any of the documents referred to in the definition of Custodial File are not contained in a Custodial File, the Custodian shall inform the Seller, the Indenture Trustee, the Owner Trustee and the Investor Representative promptly, in writing, of the failure to receive a file with respect to such Contract (or of the failure of any of the aforementioned documents to be included in the Custodial File) or shall return to the Seller any file unrelated to a Contract identified in the Contract Schedule, it being understood that the Custodian’s obligation to review the contents of any Custodial File shall be limited as set forth in the preceding sentence.  Unless such defect with respect to such Custodial File shall have been cured by the last day of the second Collection Period following discovery thereof by the Custodian, the Indenture Trustee (at the direction of the Investor Representative) shall cause the Seller to repurchase any such Contract as of such last day pursuant to the Purchase Agreement.

(c) With the prior written consent of the Investor Representative, the Custodian may retain any third-party service provider to perform Custodian’s duties as custodian hereunder, provided that the Custodian shall remain fully liable with respect to such duties notwithstanding Investor Representative’s consent to the retention of any such third-party custodian.  The Custodian shall be solely responsible for the payment of any and all fees, costs and other expenses of such third-party service provider.

Section 5.02. Duties of Custodian as Custodian.

(a) Safekeeping.  The Custodian shall hold the Custodial Files on behalf of the Indenture Trustee.  The Custodian shall have and perform the following powers and duties:

(i) hold the Custodial Files on behalf of the Indenture Trustee, maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement and maintain a current inventory thereof, with an annual on-hand report delivered to the Investor Representative no later than October 1st of each year; and

(ii) attend to all reasonable and necessary details in connection with maintaining custody of the Custodial Files on behalf of the Issuer.

                      In performing its duties under this Section 6.02, the Custodian shall act with reasonable care, using that degree of skill and attention that the Custodian exercises with respect to the receivable files relating to all comparable motor vehicle installment contracts that the Custodian services and holds as custodian.  The Custodian shall promptly report to the Issuer any failure on its part to hold the Custodial Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure.  Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer of the Custodial Files.  In acting as custodian of the Custodial Files, the Custodian agrees further not to assert any beneficial ownership interests in the Contracts or the Custodial Files.  The Custodian agrees to indemnify and hold the Investor Representative, the Issuer and their respective designees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (other than special, indirect, punitive or consequential damages, which shall in no event be paid by the Custodian), including reasonable attorneys’ fees and expenses, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of a Custodian Delivery Failure.  A “Custodian Delivery Failure” means that the Custodian fails to produce a document in a Custodial File, that was in its possession pursuant to this Agreement, within the timeframe set forth in Section 6.02(c) after required or requested by the Investor Representative or the Servicer, as applicable, and provided that the Custodian previously did not deliver to the Investor Representative an exception report which listed such document as an exception.  Indemnification under this Section shall survive the resignation or removal of the Custodian or the termination of this Agreement with respect to acts or omissions of such Custodian preceding such resignation or removal and shall include reasonable fees and expenses of counsel and expenses of litigation.  The Custodian shall maintain or cause to be maintained continuous custody of the Custodial Files in secure and fire resistant facilities in accordance with customary standards for such custody.

(b) Maintenance of and Access to Records.  The Custodian agrees to maintain the Custodial Files at its office in Wells Fargo Bank, National Association, ABS Custody Vault, 1055 10th Avenue SE, MAC N9401-011, Minneapolis, MN 55414, Attention:  Corporate Trust Services — Asset-Backed Securities Vault, telephone:  (612) 667-8058, facsimile:  (612) 667-1080, or at such of its offices as shall be specified to the Issuer by written notice not later than 30 days prior to any change in location.

                      Upon no less than two (2) Business Days’ prior notice, the Custodian shall make available to the Issuer and the Investor Representative, or its duly authorized representatives, attorneys or auditors, the Custodial Files and the related accounts, records and computer systems maintained by the Custodian at such times during normal business hours as the Issuer shall reasonably instruct which do not unreasonably interfere with the Custodian’s normal operations or customer or employee relations.

Release of Documents.  Subject to Section 6.03, upon written instruction from the Investor Representative or the Servicer (with a copy thereof delivered to the Investor Representative), in substantially the form attached hereto as Exhibit B, the Custodian shall release or cause to be released any document in the Custodial Files to the Issuer, the Servicer or the Issuer’s or the Servicer’s agent or its designee, as the case may be, at such place or places as the Investor Representative may designate, as soon as practicable (but in no event more than seven (7) days after the date of such request unless more than 2,000 Custodial Files are requested on the same Business Day, in which case the Custodian shall have such additional time as may be agreed to by the Custodian and the Investor Representative).  Such request for a release shall be binding on the Issuer.  The Custodian shall not be responsible for any loss occasioned by the failure of the Issuer, its agent or its designee to return any document or any delay in doing so.  Notwithstanding the foregoing, the Issuer shall provide, or cause its agent to provide, access to such document in the Custodial File to the Servicer for the purpose of carrying out its duties and responsibilities with respect to the servicing of Contracts hereunder.

Section 5.03. Instructions; Authority to Act.  The Custodian shall be deemed to have received proper instructions from the Investor Representative or (solely for purposes of carrying out its duties and responsibilities with respect to the servicing of Contracts hereunder) the Servicer, as applicable, with respect to the Custodial Files upon its receipt of written instructions signed by a Responsible Officer of the Investor Representative or the Servicer, as applicable.

Section 5.04. Effective Period and Termination.  The Custodian’s appointment shall become effective on the Closing Date, and shall continue in full force and effect until the termination of this Agreement.  The Investor Representative may terminate the Custodian at any time at the Investor Representative’s sole and absolute discretion upon written notification to the Custodian.  As soon as practicable after any termination of such appointment (but in no event more than five (5) Business Days after any such termination of appointment), the Custodian shall deliver the Custodial Files to the Issuer or the Issuer’s agent at such place or places as the Investor Representative may reasonably designate.  The Custodian shall cooperate with the Investor Representative in making the transfer and the Servicer shall bear all of the Custodian’s costs and expenses with respect to such transfer.

[END OF ARTICLE VI]

ARTICLE VI

INSOLVENCY EVENTS

Section 6.01. Rights upon the Occurrence of an Insolvency Event.  If there shall occur any Insolvency Event with respect to the Transferor, then on the day any such Insolvency Event occurs the Transferor shall promptly give notice to the Indenture Trustee and the Issuer thereof.

[END OF ARTICLE VII]

ARTICLE VII

SERVICER DEFAULTS

Section 7.01. Servicer Defaults.  Servicer defaults shall be governed by Article V of the Servicing Annex.

Section 7.02. Appointment of Successor.  Upon its appointment, any Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement, the Master Indenture and any Indenture Supplement to the Servicer shall refer to the Successor Servicer.

Section 7.03. Notification to Noteholders.  Within five (5) Business Days after the Servicer becomes aware of any Event of Termination (as defined in the Servicing Annex), the Servicer shall give notice thereof to the Investor Representative, the Issuer, the Transferor, the Indenture Trustee, each Rating Agency and each Series Enhancer and upon receipt of such written notice by a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall give notice to the Noteholders.  Upon any termination of the Servicer or appointment of a Successor Servicer pursuant to Article V of the Servicing Annex, the Indenture Trustee shall give prompt notice thereof to the Investor Representative, the Transferor, the Issuer, the Noteholders and each Series Enhancer.

[END OF ARTICLE VIII]

ARTICLE VIII

TERMINATION

Section 8.01. Termination of Agreement as to Servicing.

(a) The appointment of the Servicer under this Agreement and the respective obligations and responsibilities of the Issuer, the Transferor, the Indenture Trustee to the Servicer under this Agreement, and the rights and obligations of the Servicer under this Agreement except with respect to the obligations described in Section 10.07, shall terminate on the Scheduled Maturity Date, unless terminated earlier in accordance with the Servicing Annex.  Such termination shall be automatic, without any required action of the Transferor, the Indenture Trustee, the Owner Trustee, the Investor Representative or any Noteholder.

[END OF ARTICLE IX]

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01. Amendment; Waiver of Past Defaults.

(a)           This Agreement may be amended from time to time by the Servicer, the Transferor, the Issuer and the Indenture Trustee, by a written instrument signed by each of them, without consent of any of the Noteholders or the Series Enhancers, but with the prior written consent of the Investor Representative, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or (iii) to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not adversely affect in any material respect the interest of any of the Noteholders or any Series Enhancer as evidenced by an Officer’s Certificate of Transferor to such effect.  The Transferor shall provide notice of any such amendment to each Rating Agency.  Additionally, this Agreement may be amended from time to time (including to change the definition of Collection Period, Determination Date or Distribution Date) by the Servicer, the Transferor, the Issuer and the Indenture Trustee, by a written instrument signed by each of them, without the consent of any of the Series Enhancers or any of the Noteholders, but with the prior written consent of the Investor Representative, provided that (i) the Transferor shall have delivered to the Indenture Trustee and the Owner Trustee an Officer’s Certificate, dated the date of any such amendment, stating that the Transferor reasonably believes that such amendment will not have an Adverse Effect and (ii) the Rating Agency Condition shall have been satisfied with respect to any such amendment.  Notwithstanding anything else to the contrary herein, this Agreement may be amended by the Servicer, the Transferor, the Issuer and the Indenture Trustee, by a written instrument signed by each of them without the consent of the Noteholders or the Series Enhancers, but with the prior written consent of the Investor Representative, upon satisfaction of the Rating Agency Condition with respect to such amendment (without anything further) as may be necessary or advisable in order to avoid the imposition of any withholding taxes or state or local income or franchise taxes imposed on the Issuer’s property or its income.

(b)           This Agreement may also be amended from time to time by the Servicer, the Transferor, the Issuer and the Indenture Trustee, with the consent of the Investor Representative and the Holders of Notes evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Notes Outstanding of all affected Series for which the Transferor has not delivered an Officer’s Certificate stating that there is no Adverse Effect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement (except as permitted pursuant to subparagraph (a) above) or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall directly or indirectly (i) reduce in any manner the amount of or delay the timing of any distributions to be made to Noteholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each affected Noteholder, (ii) change the definition of or the manner of calculating the interest of any Noteholder without the consent of each affected Noteholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Noteholder or (iv) adversely affect the rating of any

Series or Class by each Rating Agency without the consent of each Noteholder of such Series or Class.  Furthermore, the Servicing Annex may be amended, modified or supplemented in any respect by the written agreement of the Servicer and the Investor Representative, without the prior written consent of the Transferor, the Owner Trustee, the Indenture Trustee or any Noteholder; provided, however, that no such amendment, modification, supplement or other change to the Servicing Annex shall adversely affect the Owner Trustee’s or the Indenture Trustee’s (in each case, as such or in its individual capacity) rights, duties, liabilities, benefits, protections, privileges or immunities or increase its exposure under this Agreement, any Transaction Document or otherwise.
(c)           The Issuer, the Indenture Trustee and the Owner Trustee hereby authorize the Investor Representative to make such amendments, modifications, supplements or other changes to the Servicing Annex as the Investor Representative deems necessary or appropriate in its discretion, as mutually agreed to by the Investor Representative and the Servicer, which such amendments, modifications, supplements or other changes to the Servicing Annex shall be binding on the Issuer, the Indenture Trustee and the Owner Trustee in all respects; provided, that no such amendment, modification, supplement or other change to the Servicing Annex shall adversely affect the Owner Trustee’s or the Indenture Trustee’s (in each case, as such or in its individual capacity) rights, duties, liabilities, benefits, protections, privileges or immunities or increase its exposure under this Agreement, any Transaction Document or otherwise.

(d)           Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Issuer shall furnish notification of the substance of such amendment to the Indenture Trustee and each Noteholder, and the Servicer shall furnish notification of the substance of such amendment to each Rating Agency, the Owner Trustee and each Series Enhancer.

(e)           It shall not be necessary for the consent of Noteholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

(f)           Notwithstanding anything in this Section 10.01 to the contrary, no amendment may be made to this Agreement which would adversely affect in any material respect the interests of any Series Enhancer without the consent of such Series Enhancer.

(g)           The Investor Representative or the Holders of Notes evidencing more than 66 2/3% of the aggregate unpaid principal amount (or notional amount) of the Notes Outstanding of each Series or, with respect to any Series with two (2) or more Classes, of each Class (or, with respect to any default that does not relate to all Series, 66 2/3% of the aggregate unpaid principal amount (or notional amount) of the Notes Outstanding of each Series to which such default relates or, with respect to any such Series with two or more Classes, of each Class) may, on behalf of all Noteholders, waive any default by the Transferor, the Issuer or the Servicer in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to Noteholders or any Series Enhancer or to make any required deposits of any amounts to be so distributed.  Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.
(h)           The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s or the Indenture Trustee’s rights, duties, benefits, protections, privileges or immunities under this Agreement or otherwise.  In connection with the execution of any amendment hereunder, each of the Owner Trustee and the Indenture Trustee shall be entitled to receive the Opinion of Counsel described in Section 10.02(c)(i).

Section 9.02. Protection of Right, Title and Interest of Issuer.

(a)           The Transferor shall cause this Agreement, all amendments and supplements hereto and all financing statements and amendments thereto and continuation statements and any other necessary documents covering the Issuer’s right, title and interest to the Transferred Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Issuer hereunder to the Transferred Assets.  The Transferor shall deliver to the Issuer and Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.  The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

(b)           Within thirty (30) days after the Transferor makes any change in its name, type or jurisdiction of organization, or organizational identification number, the Transferor shall give the Issuer and the Indenture Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection and priority of the Issuer’s security interest or ownership interest in the Contracts and the other Transferred Assets.

(c)           The Transferor shall deliver to the Issuer and the Indenture Trustee (i) upon the execution and delivery of each amendment of this Agreement, an Opinion of Counsel to the effect specified in Exhibit A-1, and (ii) on or before April 30th of each year, beginning with April 30, 2009 an Opinion of Counsel substantially in the form of Exhibit A-2.

Section 9.03. GOVERNING LAW.  THIS AGREEMENT (INCLUDING THE SERVICING ANNEX) SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.04. Notices.

All demands, notices, instructions, directions and communications (collectively, “Notices”) under this Agreement (including the Servicing Annex) shall be in writing and shall be deemed to have been duly given if personally delivered via overnight or courier service, in the case of the Transferor, to:

CALT SPE, LLC
c/o Consumer Portfolio Services, Inc.
16355 Laguna Canyon Road
Irvine, CA 92618
Attention:  Mark Creatura

(a) in the case of the Investor Representative, to:

CIGPF I Corp.
390 Greenwich Street, 4th Floor
New York, NY 10013
Attention:  Ari Rosenberg and Chief Financial Officer – Principal Finance Group

(b) in the case of the Servicer, to:

Consumer Portfolio Services, Inc.
16355 Laguna Canyon Road
Irvine, CA 92618
Attention:  Mark Creatura

(c) in the case of the Issuer, to:

Auto Loan Trust
c/o Wilmington Trust Company
Rodney Square North,
1100 North Market Street
Wilmington, Delaware 19890-1600
Attention: Corporate Trust Administration

with a copy to the Administrator at:

Consumer Portfolio Services, Inc.
16355 Laguna Canyon Road
Irvine, CA 92618
Attention:  Mark Creatura

(d) in the case of the Owner Trustee, to:

Wilmington Trust Company
Rodney Square North,
1100 North Market Street
Wilmington, Delaware 19890-1600
Attention: Corporate Trust Administration

in the case of the Indenture Trustee, to:
Wells Fargo Bank, National Association
MAC N9311-161
Sixth Street and Marquette Ave.
Minneapolis, MN 55479
Attn: Corporate Trust Services—Asset Backed Administration

(e)	in the case of the Custodian, to:

Wells Fargo Bank, National Association
ABS Custody Vault
1055 10th Avenue SE, MAC N9401-011
Minneapolis, MN 55414
Attention:  Corporate Trust Services — Asset-Backed Securities Vault, telephone:  (612) 667-8058 with a copy to the Indenture Trustee;

(f)	in the case of the Rating Agency for a particular Series, to the address, if any, specified in the Indenture or any Indenture Supplement relating to such Series, and

(g)	to any other Person as specified in the Indenture or any Indenture Supplement; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

Section 9.05. Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the remaining provisions.

Section 9.06. Further Assurances.  The Transferor, the Issuer and the Servicer agree to do and perform, from time to time, any and all acts and to authorize or execute any and all further instruments required or reasonably requested by the Owner Trustee and the Indenture Trustee more fully to effect the purposes of this Agreement, including the authorization of any financing statements or amendments to financing statements relating to the Transferred Assets for filing under the provisions of the UCC of any applicable jurisdiction.

Section 9.07. Nonpetition Covenant.

(a) Notwithstanding any prior termination of this Agreement, the Servicer, the Indenture Trustee, the Owner Trustee (as such and in its individual capacity) and, to the fullest extent permitted by applicable laws, the Transferor shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Issuer under any Debtor Relief Law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Issuer.

(b) Notwithstanding any prior termination of this Agreement, the Servicer, the Indenture Trustee, the Owner Trustee (as such and in its individual capacity) and, to the fullest extent permitted by applicable laws, the Issuer shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Transferor to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Transferor under any Debtor Relief Law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Transferor or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Transferor.

Section 9.08. No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Issuer, the Transferor, the Investor Representative, the Servicer, the Owner Trustee, the Noteholders or the Indenture Trustee, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 9.09. Counterparts.  This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 9.10. Third-Party Beneficiaries.  This Agreement will inure to the benefit of and be binding upon the parties hereto, the Noteholders, any holder of a Trust Certificate, any Series Enhancer, and the Owner Trustee (with respect to Sections 2.04, 10.01, 10.07 and 10.13 only), and their respective successors and permitted assigns.  Each of the Owner Trustee and the Investor Representative is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.  Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.  The Servicer shall not assign, pledge or hypothecate its rights, benefits and privileges under this Agreement (including the Servicing Annex) to a third party without the prior written consent of the Investor Representative.

Section 9.11. Merger and Integration.  Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.  This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Headings.  The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 9.12. Limitation of Liability of Owner Trustee.

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as owner trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or the other Transaction Documents to which the Issuer is a party.

Section 9.13. Rights of the Indenture Trustee.  The Indenture Trustee shall be entitled to all of the same rights, protections, immunities and indemnities set forth in the Indenture.

Section 9.14. Intention of the Parties.  It is the intention of the parties hereto that each transfer and conveyance contemplated by this Agreement shall constitute an absolute sale and contribution of the related Transferred Assets from the Transferor to the Issuer and that the related Transferred Assets shall not be part of the Transferor’s estate or otherwise be considered property of the Transferor in the event of the bankruptcy, receivership, insolvency, liquidation, conservatorship or similar proceeding relating to the Transferor or any of its property.  It is not intended that any amounts available for reimbursement of any Transferred Assets be deemed to have been pledged by the Transferor to the Issuer to secure a debt or other obligation of the Transferor.

[END OF ARTICLE X]

IN WITNESS WHEREOF, the Transferor, the Servicer, the Issuer, the Indenture Trustee, the Custodian and the Investor Representative have caused this Transfer and Servicing Agreement to be duly executed by their respective officers as of the date first above written.

CALT SPE, LLC,

as Transferor

By:	/s/ Jeff Fritz
Name: Jeff Fritz
Title: V.P. & CFO

CONSUMER PORTFOLIO SERVICES, INC.,
as Servicer

By:                                    /s/ Robert E. Riedl
Name: Robert E. Riedl
Title:  Sr. V.P.

AUTO LOAN TRUST, as Issuer

By: WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as Owner Trustee of the Issuer

By:	/s/ Dorri Costello
Name: Dorri Costello
Title: Financial Services Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION,
not in its individual capacity but
solely as Indenture Trustee

By:	/s/ Marianna C. Stershic
Name: Marianna C. Stershic
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian

By:	/s/ Marianna C. Stershic
Name: Marianna C. Stershic
Title: Vice President

CIGPF I CORP., as Investor Representative

By:	/s/ Ari Rosenberg
Name: Ari Rosenberg
Title: Treasurer / Vice President